EXHIBIT 99.1

Management Changes Announced at North Atlantic Holding Company, Inc. Subsidiary, North Atlantic Trading Company, Inc.

NEW YORK, June 10 /PRNewswire/ -- Mr. Douglas Rosefsky, President and Chief Executive Officer of North Atlantic Trading Company, Inc. (NATC) and parent company North Atlantic Holding Company, Inc. (NAHC), announced today several management changes, effective immediately.

Mr. Robert Milliken Jr., formerly President and Chief Operating Officer of the Company's National Tobacco Company, L.P. and North Atlantic Operating Company, Inc. subsidiaries, has resigned for personal reasons. Mr. Lawrence Wexler, formerly President of the Company's North Atlantic Cigarette Company, Inc. subsidiary, will assume the new role of Chief Operating Officer of NATC. All marketing, sales, customer service and manufacturing functions in NATC and its operating subsidiaries will report to Mr. Wexler.

Mr. Brian Harriss, NATC's Senior Vice President and Chief Financial Officer, will assume additional duties overseeing the human resources and management information systems functions of NATC and its subsidiaries. Mr. James Murray, formerly Senior Vice President of Sales and Marketing for National Tobacco Company L.P., and North Atlantic Operating Company, Inc., will assume the new role of Senior Vice President of Market Strategy and Planning, and will report directly to Mr. Wexler.

Mr. Rosefsky stated "I would like to thank Bob Milliken for his dedication, professionalism and contribution to our company. We wish him well in his future endeavors. In addition, I look forward to working closely with Larry Wexler in his new capacity. I believe that the entire company will benefit from his leadership and energy in this expanded role."

Company Background:

North Atlantic Holding Company, Inc. ("NAHC") is a holding company which owns North Atlantic Trading Company, Inc. ("NATC") and its subsidiaries. NATC is a holding company which owns National Tobacco Company, L.P. ("NTC"), North Atlantic Operating Company, Inc. ("NAOC"), North Atlantic Cigarette Company, Inc. ("NACC"), National Tobacco Finance Corporation and its recently acquired subsidiaries, Fred Stoker & Sons, Inc., RBJ Sales, Inc. and Stoker, Inc. (collectively, "Stoker"). NTC is the third largest manufacturer and marketer of loose leaf chewing tobacco in the United States, selling its products under the Beech-Nut(R), Trophy(R), Havana Blossom(R), Durango(R), Stoker(TM), Our Pride(TM), and other brand names. NAOC is the largest importer and distributor in the United States of premium cigarette papers and related products, which are sold under the ZIG-ZAG(R) brand name pursuant to an exclusive long-term distribution agreement with Bollore, S.A. NAOC also manufactures and distributes Make-Your-Own ("MYO") cigarette tobaccos under the ZIG-ZAG(R), Stoker No. 2(TM), Old Hillside(TM), and other brand names, pursuant to its trademarks. NACC markets and distributes ZIG-ZAG Premium Cigarettes.


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Securities Statement:

The Company cautions the reader that certain statements contained in this release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and other important factors, including the risks discussed below. The Company's actual future results, performance or achievement of results may differ materially from any such results, performance or achievement implied by these statements. Among the factors that could affect the Company's actual results and could cause results to differ from those anticipated in the forward-looking statements contained herein is the Company's ability to comply with certain financial covenants contained in its existing credit agreement, extend the maturity date of such agreement or obtain alternative financing, and its ability to implement its business strategy successfully, which may be dependent on business, financial, and other factors beyond the Company's control, including, among others, federal, state and/or local regulations and taxes, competitive pressures, prevailing changes in consumer preferences, consumer acceptance of new product introductions and other marketing initiatives, market acceptance of the Company's current distribution programs, access to sufficient quantities of raw material or inventory to meet any sudden increase in demand, disruption to historical wholesale ordering patterns, product liability litigation and any disruption in access to capital necessary to achieve the Company's business strategy.

The Company cautions the reader not to put undue reliance on any forward-looking statements. In addition, the Company does not have any intention or obligation to update the forward-looking statements contained in this release. The Company claims the protection of the safe harbor for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934.


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